NANOMINERALS CORP.
P.O. Box 530696
Henderson, NV  89053

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference by Searchlight Minerals Corp. in connection with the Registration Statement on Form S-1/A to be filed with the United States Securities and Exchange Commission (the “Registration Statement”), of our findings and results related to our work on the Clarkdale Slag Project.  We concur with the discussion and summary of our work as it appears in the Registration Statement and consent to our being named as an expert therein.

NANOMINERALS CORP.

By:	/s/ Charles A. Ager
Dr. Charles A. Ager
President

Dated: May 7, 2009